Exhibit 1.0





                           Reznick Fedder & Silverman
           Certified Public Accountants - A Professional Corporation

       5607 Glenridge Drive NE - Suite 500 - Atlanta, Georgia 30342-4998
                   Phone (404) 847-9447 - Fax (404) 847-9495

                                  May 28, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Southern Group International, Inc.

Gentlemen:

We have read the statements that Southern Group International, Inc. has made in its Form 8-K dated May 28, 2002 regarding changes in the Registrant's certifying accountants. I agree with the statements made therein.


                                               Sincerely,

                                               Reznick, Fedder, & Silverman P.C.

                                               By:  /s/  Tim Palmieri